Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS SECOND QUARTER 2023 RESULTS

•Q2’23 Revenue from Continuing Business of $298.0 million, up 100% year over year
•Value-Based Consumers served of 371,000, an increase of 214% on a comparable basis from last year on strong growth in Care Delivery
•Q2’23 Net Loss from Continuing Business of $31.7 million; Positive Adjusted EBITDA of $6.4 million in Q2’23, positive Operating Income in Care Delivery and Care Solutions segments
•Maintaining expectation for 2023 consolidated Adjusted EBITDA profitability†

MINNEAPOLIS, MN (August 9, 2023) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company serving aging and underserved consumers with unmet clinical needs, today reported financial results for its second quarter ended June 30, 2023.

“Bright Health showed continued strong performance in the Second Quarter, including reporting our first quarter with positive Adjusted EBITDA. Our Care Delivery and Care Solutions operating segments both performed well, with each generating positive Operating Income in the quarter,” said Mike Mikan, President and CEO of Bright Health. “Additionally, we expect the sale of our California Medicare Advantage announced at the end of the Second Quarter will bolster our Balance Sheet to continue on our path to long-term profitable growth.”

Key Metrics

	As of June 30,
	2023	2022
Consumer and Patient Metrics
Value-Based Consumers served[1]	371,000	118,000

1The value-based care consumers at June 30, 2022 have been recast for comparability to exclude approximately 384,000 consumers attributable to our Bright HealthCare- Commercial business that we exited beginning in 2023.

	Three Months Ended		Six Months Ended
($ in thousands)	June 30		June 30
	2023	2022	2023	2022
Financial Metrics
Revenue	$297,982	$149,340	$598,532	$330,104
Net Loss from Continuing Operations	$(31,692)	$(74,762)	$(85,610)	$(196,340)
Adjusted EBITDA (non-GAAP)	$6,413	$(23,277)	$670	$(44,758)

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above.

Financial Outlook

For full year 2023, Bright Health is providing the following guidance and commentary:

Bright Health is revising its 2023 financial outlook to reflect the movement of our California Medicare Advantage business to Held for Sale accounting.

•Bright Health’s Enterprise Revenue is expected to be between $1.15 billion and $1.2 billion
•On a segment basis, Care Solutions Revenue is expected to be between $900 million and $925 million, while Care Delivery Revenue is expected to be between $250 million and $275 million
•Enterprise Adjusted Operating Cost Ratio is expected to be between 17.5% and 18.5%†
•Bright Health expects to be Adjusted EBITDA profitable in 2023†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, transaction costs, depreciation and amortization, share-based compensation expense, impairment of goodwill or intangible assets, restructuring costs, contract termination costs, changes in the fair value of contingent consideration, changes in the fair value of equity securities; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as share-based compensation and the impact of investment income. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed August 9, 2023 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facilities, including financial covenants, both during and after any applicable waiver period, and/or obtain any additional waivers of any terms of our credit facilities to the extent required; our ability to sell our Medicare Advantage business in California on acceptable terms, including our ability to receive the proceeds thereof in a manner that would alleviate our current financial position; the failure to satisfy or obtain any waiver, if applicable, of any closing condition in our agreement to sell our Medicare Advantage business in California to Molina (the “Purchase Agreement”); our ability to comply with the terms of the Purchase Agreement; whether our new credit facility will satisfy our working capital needs pending the closing of our sale of our Medicare Advantage business in California; our ability to obtain any additional short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; ; potential disruptions to our business due to our corporate restructuring and resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and add new consumers; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into ACO REACH; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$107,660	$217,006
Short-term investments	$156	869
Accounts receivable, net of allowance of $7,653 and $6,098, respectively	$27,633	19,576
ACO REACH performance year receivable	$623,609	99,181
Current assets of discontinued operations (Note 14)	$3,030,870	3,187,464
Prepaids and other current assets	61,198	46,538
Total current assets	3,851,126	3,570,634
Other assets:
Long-term investments	$344	5,401
Property, equipment and capitalized software, net	$18,474	21,298
Goodwill	$401,385	401,385
Intangible assets, net	$99,084	104,952
Long-term assets of discontinued operations (Note 14)	$—	529,117
Other non-current assets	22,740	32,265
Total other assets	542,027	1,094,418
Total assets	$4,393,153	$4,665,052
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$179,855	$116,021
Accounts payable	$18,476	18,714
ACO REACH performance year obligation	$474,700	—
Short-term borrowings	$303,947	303,947
Current liabilities of discontinued operations (Note 14)	$2,584,890	3,157,236
Other current liabilities	73,221	97,241
Total current liabilities	3,635,089	3,693,159
Other liabilities	28,792	32,208
Total liabilities	3,663,881	3,725,367
Commitments and contingencies (Note 9)
Redeemable noncontrolling interests	$244,561	219,758
Redeemable Series A preferred stock, $0.0001 par value;750,000 shares authorized in 2023 and 2022; 750,000 shares issued and outstanding in 2023 and 2022	$747,481	747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized in 2023 and 2022; 175,000 shares issued and outstanding in 2023 and 2022	$172,936	172,936
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2023 and 2022; 7,972,033 and 7,878,394 shares issued and outstanding in 2023 and 2022*, respectively	$1	1
Additional paid-in capital	$3,021,430	2,972,333
Accumulated deficit	$(3,444,238)	(3,156,395)
Accumulated other comprehensive loss	$(899)	(4,429)
Treasury Stock, at cost, 31,526 shares at June 30, 2023, and December 31, 2022*, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(435,706)	(200,490)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$4,393,153	$4,665,052
*Shares have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 80 reverse stock split

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Capitated revenue	$49,764	$17,641	$99,312	$46,289
ACO REACH revenue	236,994	137,205	476,801	320,002
Service revenue	11,222	10,732	22,409	20,962
Investment income (loss)	2	(16,238)	10	(57,149)
Total revenue	297,982	149,340	598,532	330,104
Operating expenses:
Medical costs	245,160	130,793	505,280	310,249
Operating costs	70,280	78,997	149,798	175,785
Restructuring charges	1,285	2,793	1,586	9,657
Depreciation and amortization	4,671	8,276	10,154	16,336
Total operating expenses	321,396	220,859	666,818	512,027
Operating loss	(23,414)	(71,519)	(68,286)	(181,923)
Interest expense	9,170	337	16,957	1,530
Other income	—	2	—	2
Loss from continuing operations before income taxes	(32,584)	(71,858)	(85,243)	(183,455)
Income tax expense	(892)	2,904	367	12,885
Net loss from continuing operations	(31,692)	(74,762)	(85,610)	(196,340)
Loss from discontinued operations, net of tax (Note 14)	(56,935)	(176,568)	(172,478)	(235,619)
Net Loss	(88,627)	(251,330)	(258,088)	(431,959)
Net earnings from continuing operations attributable to noncontrolling interests	(24,205)	(23,336)	(29,755)	(37,941)
Series A preferred stock dividend accrued	(9,942)	(9,461)	(19,656)	(18,399)
Series B preferred stock dividend accrued	(2,231)	—	(4,411)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(125,005)	$(284,127)	$(311,910)	$(488,299)

Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders
Continuing operations	$(8.55)	$(13.68)	$(17.59)	$(32.14)
Discontinued operations	(7.15)	(22.45)	(21.76)	(29.97)
Basic and diluted loss per share	(15.70)	(36.13)	(39.35)	(62.11)

Basic and diluted weighted-average common shares outstanding*	7,962	7,865	7,928	7,862
*Shares have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 80 reverse stock split

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(258,088)	$(431,959)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,026	26,270
Impairment of intangible assets	—	6,720
Share-based compensation	49,095	53,141
Deferred income taxes	873	1,154
Unrealized loss on equity securities	—	57,151
Amortization of investments	(14,173)	2,748
Other, net	3,891	1,834
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	6,284	(31,404)
ACO REACH performance year receivable	(524,428)	(396,104)
Other assets	57,846	(60,991)
Medical cost payable	(567,932)	231,899
Risk adjustment payable	10,925	916,713
Accounts payable and other liabilities	(111,174)	35,312
Unearned revenue	132,129	3,577
ACO REACH performance year obligation	474,700	310,603
Net cash (used in) provided by operating activities	(724,026)	726,664
Cash flows from investing activities:
Purchases of investments	(828,546)	(1,140,896)
Proceeds from sales, paydown, and maturities of investments	988,749	204,775
Purchases of property and equipment	(2,394)	(15,154)
Business divestitures, net of cash disposed of	(682)	—
Business acquisitions, net of cash acquired	—	(310)
Net cash provided by (used in) investing activities	157,127	(951,585)
Cash flows from financing activities:
Repayments of short-term borrowings	—	(155,000)
Proceeds from issuance of preferred stock	—	747,481
Proceeds from issuance of common stock	2	672
Distributions to noncontrolling interest holders	(4,952)	(1,894)
Net cash (used in) provided by financing activities	(4,950)	591,259
Net increase (decrease) in cash and cash equivalents	(571,849)	366,338
Cash and cash equivalents – beginning of year	1,932,290	1,061,179
Cash and cash equivalents – end of period	$1,360,441	$1,427,517
Supplemental disclosures of cash flow information:
Changes in unrealized loss on available-for-sale securities in OCI	$3,530	$(47,051)
Cash paid for interest	7,700	1,168

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Care Delivery
($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Statement of income (loss) and operating data:	2023	2022	2023	2022

Revenue:
Capitated revenue	$49,764	$17,641	$99,312	$46,289
Service revenue	10,530	10,691	21,466	20,910
Total unaffiliated revenue	60,294	28,332	120,778	67,199
Affiliated revenue	5,774	204,271	7,969	572,391
Total segment revenue	66,068	232,603	128,747	639,590
Operating expenses
Medical Costs	19,720	194,531	43,442	585,998
Operating Costs	32,139	32,401	61,328	63,596
Depreciation and amortization	3,178	6,369	6,310	12,745
Total operating expenses	55,037	233,301	111,080	662,339
Operating Income (Loss)	$11,031	$(698)	$17,667	$(22,749)

Care Solutions
($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Statement of income (loss) and operating data:	2023	2022	2023	2022

Revenue:
ACO REACH Revenue	236,994	137,205	476,801	320,002
Service revenue	692	41	943	52
Total segment revenue	237,686	137,246	477,744	320,054
Operating expenses
Medical Costs	231,279	134,274	469,874	310,908
Operating Costs	3,411	2,147	6,383	4,157
Total operating expenses	234,690	136,421	476,257	315,065
Operating Income	$2,996	$825	$1,487	$4,989

Bright Health Group, Inc. and Subsidiaries
Historical Financials
Recast Income Statement(1)
(in thousands)

($ in thousands)
	Three Months Ended				Year Ended
Consolidated Statements of Income (loss) and operating data:	March 31,	June 30,	September 30,	December 31,	December 31,
	2022	2022	2022	2022	2022
Revenue:
Capitated revenue	$28,648	$17,641	$33,006	$33,609	$112,904
ACO REACH revenue	182,797	137,205	145,433	188,652	654,087
Service revenue	10,230	10,732	10,076	8,563	39,601
Investment income (loss)	(40,911)	(16,238)	4,848	(3,128)	(55,429)
Total revenue	180,764	149,340	193,363	227,696	751,163
Operating costs
Medical costs	179,456	130,793	152,150	200,573	662,972
Operating costs	96,788	78,997	85,577	93,044	354,406
Restructuring charges	6,864	2,793	5	19,559	29,221
Intangibles impairment	—	—	42,611	—	42,611
Depreciation and amortization	8,060	8,276	8,947	5,427	30,710
Total operating costs	291,168	220,859	289,290	318,603	1,119,920
Operating Income (Loss)	(110,404)	(71,519)	(95,927)	(90,907)	(368,757)
Interest expense	1,193	337	4,905	6,387	12,822
Other income	—	2	(2)	—	—
Loss from continuing operations before income taxes	(111,597)	(71,858)	(100,830)	(97,294)	(381,579)
Income tax expense (benefit)	9,981	2,904	3,401	(12,622)	3,664
Net loss from continuing operations	(121,578)	(74,762)	(104,231)	(84,672)	(385,243)
Loss from discontinued operations, net of tax (Note 2)	(59,051)	(176,568)	(155,129)	(583,890)	(974,638)
Net loss	(180,629)	(251,330)	(259,360)	(668,562)	(1,359,881)
Net earnings from continuing operations attributable to noncontrolling interests	(14,605)	(23,336)	(46,711)	(11,012)	(95,664)
Series A preferred stock dividend accrued	(8,938)	(9,461)	(9,684)	(9,806)	(37,889)
Series B preferred stock dividend accrued	—	—	—	(1,798)	(1,798)
Net loss attributable to Bright Health Group, Inc. common shareholders	$(204,172)	$(284,127)	$(315,755)	$(691,178)	$(1,495,232)

Operating Cost Ratio	53.5%	52.9%	44.3%	40.9%	47.2%

(1)The 2022 quarterly Statements of Income (Loss) have been recast to reflect the move of the IFP, MA Legacy and California MA business to discontinued operations as well as to correct the accounting for gross versus net revenue recognition conclusion from certain value-based care arrangements and an error identified in the data to account for our risk adjustment factor.

Bright Health Group, Inc. and Subsidiaries
Historical Financials
Recast Income Statement(1)
(in thousands)

($ in thousands)
	Three Months Ended
Consolidated Statements of Income (loss) and operating data:	March 31,	June 30,
	2023	2023
Revenue:
Capitated revenue	$49,548	$49,764
ACO REACH revenue	239,807	236,994
Service revenue	11,187	11,222
Investment income	8	2
Total revenue	300,550	297,982
Operating costs
Medical costs	260,120	245,160
Operating costs	79,518	70,280
Restructuring charges	301	1,285
Depreciation and amortization	5,483	4,671
Total operating costs	345,422	321,396
Operating Income (Loss)	(44,872)	(23,414)
Interest expense	7,787	9,170
Loss from continuing operations before income taxes	(52,659)	(32,584)
Income tax expense (benefit)	1,259	(892)
Net loss from continuing operations	(53,918)	(31,692)
Loss from discontinued operations, net of tax	(115,543)	(56,935)
Net loss	(169,461)	(88,627)
Net earnings from continuing operations attributable to noncontrolling interests	(5,550)	(24,205)
Series A preferred stock dividend accrued	(9,714)	(9,942)
Series B preferred stock dividend accrued	(2,180)	(2,231)
Net loss attributable to Bright Health Group, Inc. common shareholders	$(186,905)	$(125,005)

Operating Cost Ratio	26.5%	23.6%

(1)The 2023 quarterly Statement of Income (Loss) have been recast to reflect the move of the IFP, MA Legacy and California MA business to discontinued operations as well as to correct the accounting for gross versus net revenue recognition conclusion from certain value-based care arrangements and an error identified in the data to account for our risk adjustment factor.

Bright Health Group, Inc. and Subsidiaries
Historical Financials
Recast Segment Information (1)
(in thousands)
(Unaudited)

Care Delivery
($ in thousands)
	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Statement of income (loss) and operating data:	2022	2022	2022	2022	2022
Revenue:
Capitated revenue	$28,648	$17,641	$33,006	$33,609	$112,904
Service revenue	10,219	10,691	10,050	8,527	39,487
Total unaffiliated revenue	38,867	28,332	43,056	42,136	152,391
Affiliated revenue	368,120	204,271	257,707	209,522	1,039,620
Total segment revenue	406,987	232,603	300,763	251,658	1,192,011
Operating expenses
Medical Costs	391,467	194,531	264,013	367,731	1,217,742
Operating Costs	31,195	32,401	30,392	30,797	124,785
Intangible Asset Impairment	—	—	42,611	—	42,611
Depreciation and amortization	6,376	6,369	6,374	3,115	22,234
Total operating expenses	429,038	233,301	343,390	401,643	1,407,372
Operating loss	$(22,051)	$(698)	$(42,627)	$(149,985)	$(215,361)

Care Delivery
($ in thousands)
	Three Months Ended
	March 31,	June 30,
Statement of income (loss) and operating data:	2023	2023
Revenue:
Capitated revenue	$49,548	$49,764
Service revenue	10,936	10,530
Total unaffiliated revenue	60,484	60,294
Affiliated revenue	2,195	5,774
Total segment revenue	62,679	66,068
Operating expenses
Medical Costs	23,722	19,720
Operating Costs	29,189	32,139
Depreciation and amortization	3,132	3,178
Total operating expenses	56,043	55,037
Operating income	$6,636	$11,031

(1)The segment financials have been recast to reflect the change in our reportable segments and the move of the IFP, MA Legacy and California MA business to discontinued operations as well as to correct the accounting for gross versus net revenue recognition conclusion from certain value-based care arrangements.

Bright Health Group, Inc. and Subsidiaries
Historical Financials
Recast Segment Information (1)
(in thousands)
(Unaudited)

Care Solutions
($ in thousands)
	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Statement of income (loss) and operating data:	2022	2022	2022	2022	2022
Revenue:
ACO REACH Revenue	182,797	137,205	145,433	188,652	654,087
Service revenue	11	41	26	36	114
Total segment revenue	182,808	137,246	145,459	188,688	654,201
Operating expenses
Medical Costs	176,634	134,274	146,253	187,108	644,269
Operating Costs	2,010	2,147	2,321	2,030	8,508
Total operating expenses	178,644	136,421	148,574	189,138	652,777
Operating income (loss)	$4,164	$825	$(3,115)	$(450)	$1,424

Care Solutions
($ in thousands)
	Three Months Ended
	March 31,	June 30,
Statement of income (loss) and operating data:	2022	2023
Revenue:
ACO REACH Revenue	239,807	236,994
Service revenue	251	692
Total segment revenue	240,058	237,686
Operating expenses
Medical Costs	238,595	231,279
Operating Costs	2,972	3,411
Total operating expenses	241,567	234,690
Operating income (loss)	$(1,509)	$2,996

(1)The segment financials have been recast to reflect the change in our reportable segments and the move of the IFP, MA Legacy and California MA business to discontinued operations as well as to correct the accounting for gross versus net revenue recognition conclusion from certain value-based care arrangements.

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA and Adjusted Operating Cost Ratio. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring costs, contract termination costs, changes in the fair value of contingent consideration, and changes in the fair value of equity securities. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. These non-GAAP measures have been presented in this quarterly Earnings Release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted Operating Cost Ratio to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Net loss	$(88,627)	$(251,330)	$(258,088)	$(431,959)
Loss from Discontinued Operations (a)	56,935	176,568	172,478	235,619
EBITDA adjustments from continuing operations
Interest expense	9,170	337	16,957	1,530
Income tax benefit (expense)	(892)	2,904	367	12,885
Transaction costs (b)	8,096	271	9,948	382
Depreciation and amortization	4,671	8,276	10,154	16,336
Share-based compensation expense (c)	15,775	20,220	49,095	53,141
Restructuring costs (d)	1,285	2,793	1,586	9,657
Contract termination costs (e)	—	500	—	500
Change in fair value of contingent consideration (f)	—	—	(1,827)	—
Change in fair value of equity securities	—	16,184	—	57,151
EBITDA adjustments from continuing operations	$38,105	$51,485	$86,280	$151,582
Adjusted EBITDA	$6,413	$(23,277)	$670	$(44,758)

(a)Beginning in the fourth quarter of 2022, Adjusted EBITDA excludes the impact of discontinued operations. The comparable period in 2022 has been recast to exclude these impacts. Represents losses associated with the Commercial business segment and MA Legacy operations that we exited at the end of 2022 and the California Medicare Advantage business classified as held for sale.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Restructuring costs represent severance costs as part of a workforce reduction and impairment of certain long-lived assets relating to our decision to exit the Commercial business for the 2023 plan year.
(e)Represents amounts paid for early termination of existing vendor contracts and leases. Beginning in the second quarter of 2023, this amount excludes the impact of MA legacy operations that we exited at the end of 2022 as these amounts are now included in the Loss from Discontinued Operations. The adjustment in the comparable period in 2022 has been recast to include these impacts.
(f)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Cost Ratio	23.6%	52.9%	25.0%	53.3%
Impact of share-based compensation expense (a)	(5.3)%	(13.5)%	(8.2)%	(16.1)%
Adjusted Operating Cost Ratio (b)	18.3%	39.4%	16.8%	37.2%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(b)The Three Months Ended June 30 and the Six Months Ended June 30 are higher by 3.9% and 5.5%, respectively, due to the impacts of income (loss) driven from unrealized gains and losses on equity securities and realized gains and losses on sales of investments